Exhibit 16.1
                                                                    ------------

April 20, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated April 20, 2005, of Chattem, Inc.
and are in agreement with the statements contained in the first through fourth paragraphs and the sixth paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                           /s/ ERNST & YOUNG LLP